PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                        WITH INDEPENDENT AUDITOR'S REPORT

                        For the Year Ended June 30, 1999
                and the period August 7, 1997 (date of inception)
                              through June 30, 1998

                                    CONTENTS

                                                                   Page

INDEPENDENT AUDITOR'S REPORT                                          1

CONSOLIDATED BALANCE SHEETS                                           2

CONSOLIDATED STATEMENTS OF OPERATIONS
  AND COMPREHENSIVE INCOME (LOSS)                                     3

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY                   4

CONSOLIDATED STATEMENTS OF CASH FLOWS                                 5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            6

                                 Vestal & Wiler
                          Certified Public Accountants




                          INDEPENDENT AUDITOR'S REPORT



Pre-Paid Solutions, Inc. and Subsidiary
Melbourne, Florida

We have audited the accompanying consolidated balance sheets of Pre-Paid Solutions, Inc. and Subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended June 30, 1999 and the period August 7, 1997 (date of inception) through June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pre-Paid Solutions, Inc. and Subsidiary as of June 30, 1999 and 1998, and the consolidated results of its operations and its cash flows for the year and period then ended in conformity with generally accepted accounting principles.

                                                    /s/ Vestal & Wiler

                                                   Certified Public Accountants

April 25, 2000



             201 East Pine Street, Suite 801 Orlando, Florida 32801
                         407/843-4433 Fax 407/841-6694

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             June 30, 1999 and 1998

                                                                                      1999                1998
                                                                                  ------------        -----------
                                     ASSETS
Current assets:
    Cash                                                                           $    14,856        $    91,237
    Accounts receivable                                                                 40,156              7,424
    Inventory                                                                           13,592                  -
    Prepaid expenses                                                                     2,527             13,379
                                                                                  ------------        -----------
        Total current assets                                                            71,131            112,040

Long-lives assets                                                                      627,588            295,368

Other assets                                                                            23,748              4,324
                                                                                    ----------         ----------

        Total assets                                                                $  722,467         $  411,732
                                                                                    ==========         ==========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Current portion of long-term debt                                             $     35,891        $     1,512
    Notes payable                                                                      975,689            214,808
    Accounts payable                                                                   200,955            211,718
    Accrued expenses                                                                   243,602             52,145
                                                                                  ------------        -----------
        Total current liabilities                                                    1,456,137            480,183
                                                                                  ------------        -----------
Long-term liabilities                                                                   25,446              1,953
                                                                                  ------------        -----------
        Total liabilities                                                            1,481,583            482,136
                                                                                  ------------        -----------

Stockholders' deficiency:
    Preferred stock, 10,000,000 shares authorized                                      -                  -
    Common stock, $.01 par value, 2,000,000 shares
       authorized; 3,497,334 and 2,369,834 shares
       issued and outstanding                                                           34,973             23,698
    Additional paid-in capital                                                       1,216,533            687,116
    Accumulated other comprehensive income                                              59,226              8,983
    Accumulated deficit                                                             (2,069,848)          (790,202)
                                                                                  ------------        -----------
        Total stockholders' deficiency                                                (759,116)           (70,405)
                                                                                  ------------        -----------
        Total liabilities and stockholders' deficiency                            $    722,467        $   411,731
                                                                                  ============        ===========

           See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND COMPREHENSIVE INCOME (LOSS)

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

                                                                                      1999                1998
                                                                                   -----------        -----------

Revenues                                                                           $ 1,431,426        $    85,534

Direct costs                                                                         1,254,452            303,807

Other expenses                                                                       1,363,951            532,191
                                                                                   -----------        -----------
Operating loss                                                                      (1,186,977)          (750,464)

Interest and other expense                                                              95,946             39,738
                                                                                   -----------        -----------
Net loss                                                                            (1,282,923)          (790,202)
                                                                                   -----------        -----------
Other comprehensive income - foreign currency
    translation adjustments                                                             50,243              8,983
                                                                                   -----------        -----------
Comprehensive income (loss)                                                        $(1,232,680)       $  (781,219)
                                                                                   ===========        ===========

           See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

                                 Common Stock                          Accumulated
                                 ------------          Additional         Other
                            Number                       Paid-In      Comprehensive  Accumulated
                           Of Shares        Amount       Capital          Income       Deficit        Total
                           ---------       --------    -----------      ----------  ------------   -----------
Balance August 7, 1997
  (date of inception)              -       $      -    $         -      $        -  $          -   $         -

Common stock issued
  to founders              1,659,500         16,595        (16,595)              -             -             -

Common stock issued
  for cash                   676,334          6,763        677,551               -             -       684,314

Common stock issued
  for services                34,000            340         26,160               -             -        26,500

Other comprehensive
  income                           -              -              -           8,983             -         8,983

Net loss                           -              -              -               -      (790,202)     (790,202)
                           ---------       --------    -----------      ----------  ------------   -----------

Balance June 30, 1998      2,369,834         23,698        687,116           8,983      (790,202)      (70,405)

Common stock issued
  for cash                 1,127,500         11,275        529,417               -             -       540,692

Other comprehensive
  income                           -              -              -          50,243         3,277        53,520

Net loss                           -              -              -               -    (1,282,923)   (1,282,923)
                           ---------       --------    -----------      ----------  ------------   -----------
Balance June 30, 1999      3,497,334       $ 34,973    $ 1,216,533      $   59,226  $ (2,069,848)  $  (759,116)
                           =========       ========    ===========      ==========  ============   ===========

           See accompanying summary of significant accounting policies and notes to consolidated financial statements

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

                                                                                      1999                1998
                                                                                   -----------         ----------
Cash flows from operating activities:
    Net loss                                                                       $(1,282,923)       $  (790,202)
    Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Depreciation and amortization                                               104,479             30,599
           Translation gain                                                             59,227              8,983
           Increase in accounts receivable                                             (32,733)            (7,424)
           Increase in inventory                                                       (13,592)            -
           Decrease (increase) in prepaid expenses                                      10,852            (13,378)
           Increase in accounts payable and accrued expenses                           610,490            290,363
                                                                                   -----------         ----------
               Net cash used by operating activities                                  (544,200)          (481,059)
                                                                                   -----------         ----------
Cash flows from investing activities:
    Payments for purchase of long-lived assets                                        (436,699)          (325,968)
    Increase in other assets                                                           (19,424)            (4,324)
                                                                                   -----------         ----------
               Net cash used by investing activities                                  (456,123)          (330,292)
                                                                                   -----------         ----------
Cash flows from financing activities:
    Proceeds from the sale of common stock                                             534,986            684,314
    Proceeds from the issuance of debt instruments                                     611,184            219,550
    Repayment against debt instruments                                                (222,228)            (1,276)
                                                                                   -----------         ----------
               Net cash provided by financing activities                               923,942            902,588
                                                                                   -----------         ----------
Net increase (decrease) in cash                                                        (76,381)            91,237

Cash at beginning of period                                                             91,237             -
                                                                                   -----------         ----------
Cash at end of period                                                              $    14,856         $   91,237
                                                                                   ===========         ==========

           See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Pre-Paid Solutions, Inc. and its wholly owned subsidiary, Pre-Paid Solutions (Canada), Inc. (the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation. The accounts of Pre-Paid Solutions (Canada), Inc. were translated into U. S. dollars using the appropriate year-end rates for the balance sheet and the average rates during the periods for the statement of operations.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH

Cash consists of bank deposits, which at times may exceed federally insured limits.

INVENTORIES

Inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

LONG-LIVED ASSETS

Long-lived assets are recorded at cost. The major component of long-lived assets is the data management system that controls the purchased air-time balances of customers and controls their ability to remotely reload air-time into their specialized cellular phones. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally five years.

Expenditures for repairs and maintenance are charged to operations as incurred.

ADVERTISING COSTS

Advertising costs are charged to operations as incurred. Advertising expense for the year ended June 30, 1999 and the period ended June 30, 1998 totaled approximately $74,300 and $17,600, respectively.

INCOME TAXES

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Measurement of deferred income tax is based on enacted tax rates and laws that will be in effect when the differences are expected to reverse, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

1.   BUSINESS

     The Company provides to end-users, custom cellular phones through a network of distributors and dealers and airtime services on a prepaid basis. Customers use cellular phones purchased from the Company to access and use specified amounts of airtime, which they purchase in advance. The Company furnishes the airtime to customers by purchasing it from various local and long distance phone carriers through out the United States and Canada.

2.   LONG-LIVED ASSETS

     Long-lived assets consist of the following:

                                        Estimated
                                       Useful life      1999             1998
                                       -----------      ----             ----

     Data management system              5 years      $ 625,304      $  296,786
     Equipment                        5 - 10 years      136,395          29,181
                                                      ---------      ----------
                                                        761,699         325,967
     Less accumulated depreciation                      134,111          30,599
                                                      ---------      ----------
                                                      $ 627,588      $  295,368
                                                      =========      ==========
3.   NOTES PAYABLE

     Notes payable consist of the following:

                                                               1999       1998
                                                               ----       ----

     Notes payable to shareholder due July 30, 1998,
     interest compounded monthly at 18%; due at maturity;
     the note is past due at June 30, 1999 (see additional
     note below)                                             $152,689  $ 69,808

     Note payable to shareholder due July 30, 1998; interest
     at 25% due January 30, 1999; interest subsequently
     settled for $23,000                                       23,000   100,000

     Note payable to vendor due $30,767 per month,
     non-interest bearing                                     300,000         -

     Note payable for working capital due July 8, 1999;
     interest at 10% due at note maturity                     500,000         -

     Note payable for working capital due upon demand;
     interest at prime plus 2.5%                                    -    45,000
                                                             --------  --------

                                                             $975,689  $214,808
                                                             ========  ========

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

3.   NOTES PAYABLE - Continued

     In conjunction with the borrowing from the first shareholder above, the Company granted a warrant to purchase from the Company up to 2.5% of the outstanding voting common stock at 50% of the publicly traded price or, if the stock is not publicly traded at the time of the exercise, at a price equal to the most recent arms length sales price. The warrant to purchase expires March 31, 2000.

4.   LONG-TERM LIABILITIES

     Long-term liabilities consists of the following:

                                                    1999                1998
                                                    ----                ----
     Equipment purchase obligations, due
     monthly, interest at 14.25% to 14.64%         $  2,414          $   3,465
     Installment note payable to vendor
     due monthly, interest at 15.25%                 58,923                  -
     Less current maturities                        (35,891)            (1,512)
                                                   --------          ---------
                                                   $ 25,446          $   1,953
                                                   ========          =========

     As of June 30, 1999, the aggregate amount of long-term liabilities maturing in future years is $35,891 in 2000 and $25,446 in 2001.

5.   ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                     1999                1998
                                                     ----                ----
     Accrued compensation                          $ 231,363           $ 41,084
     Accrued interest and other                       12,239             11,061
                                                   ---------           --------
                                                   $ 243,602           $ 52,145
                                                   =========           ========

6.   INCOME TAXES

     At June 30, 1999, the Company had unused  federal tax net operating  losses
     (NOLs) to carry forward against future years' taxable income of approximately $1,750,000 which expire beginning in 2018. The deferred tax asset resulting from such NOLs totaling approximately $680,000 is entirely offset by a valuation allowance.

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For the year ended June 30, 1999 and the period

            August 7, 1997 (date of inception) through June 30, 1998

7.   COMMITMENTS AND CONTINGENCIES LEASES

     The Company conducts its operations from leased facilities in both Florida and Canada. These leases are classified as operating leases and expire on various dates during 2000. As of June 30, 1999, future minimum lease payments under these operating leases total $16,144. Rent expense for the periods ended June 30, 1999 and 1998 totaled approximately $43,600 and $15,700.

     EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with its senior executive officers which terminated subsequent to year end (see Note 12).

     LETTER OF CREDIT

     The Company is contingently liable under the terms of a letter of credit of up to $500,000 issued to secure credit from certain of its suppliers of cellular phone airtime. The letter of credit is secured by a $500,000 certificate of deposit owned by Teletouch, who in turn holds a contingent note from the company. As of June 30, 1999, there were no claims against the letter of credit.

     LITIGATION

     On September 21, 1999, the Company was named as a defendant in a lawsuit alleging patent infringement arising out of having made, used, offered for sale and/or sold in the United States products which infringe one or more claims of Patent No. 5,631,947. The claim for monetary damages is undisclosed.  While any  litigation  or  investigation  has an  element  of uncertainty, in the opinion of management and legal counsel, there is no reasonable probability at present of any substantial liabilities arising out of this matter. The Company is involved in various other lawsuits and litigation matters on an ongoing basis as a result of its day-to-day operations. However, the Company does not believe that any of these other or any threatened lawsuits and litigation matters will have a material adverse effect on the Company's financial position or results of operations.

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

8.   STOCK OPTION PLANS

     The Company has adopted an Employee Stock Option Plan (Employee Plan) and a Director Stock Option Plan (Director Plan).

     Under the Employee Plan, options are granted at the direction of the Compensation Committee of the Board of Directors. The options are to be granted at fair market value or above and generally vest one-third upon grant and one third each year thereafter. The Committee may grant earlier vesting periods. The Committee also determines the period of the options, however, options generally expire ninety days after termination. There were 500,000 shares initially reserved for issuance under the plan (see Note
     12).

     Under the Director Plan options are granted to Directors of the Company at specified anniversary dates and at specified quantities according to board and committee positions. The options are to be granted at fair market value or above and vest one-third upon grant and one third each year thereafter. Generally the options are for a period of five years but generally expire ninety days after termination. There were 300,000 shares initially reserved for issuance under the plan (see Note 12).

     The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for options issued to employees. Accordingly, no compensation cost has been recognized for options granted to employees at exercise prices that equal or exceed the market price of the Company's common stock at the date of grant. Options granted at exercise prices below market prices are recognized as compensation cost measured as the difference between market price and exercise price at the date of grant. At June 30, 1999 and 1998, no compensation cost has been recognized for such differences (see Note 12).

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

8.   STOCK OPTIONS PLANS - Continued

     The following table summarizes the stock option activity for the periods June 30, 1999 and 1998 (see Note 12):

                                                                                 Average     Estimated
                                                                                 Option       Market
                                                                    Shares        Price        Price
                                                                    ------        -----        -----
     Outstanding, August 7, 1997 (date of inception)                      -         -            -
     Granted to employees                                           405,000        $0.51        $0.51
     Granted to directors                                            50,000         1.02         1.00
     Exercised                                                            -         -            -
                                                                    -------

     Outstanding, June 30, 1998                                     455,000

     Granted to directors                                           110,000         1.03         1.00
     Granted to employees                                            10,000         1.00         1.00
     Expired                                                        (40,000)
     Exercised                                                            -
                                                                    -------

     Outstanding, June 30, 1999                                     535,000
                                                                    =======

9.   SUPPLEMENTAL CASH FLOWS INFORMATION

     Cash paid for interest for the period ended June 30, 1999 and June 30, 1998 was $13,670 and $3,449.

     The Company's non-cash financing activities were as follows:

                                                         1999             1998
                                                         ----             ----
     Debt instruments issued for accounts payable        429,796              -
     Common stock issued for debt instruments            144,308              -
     Common stock issued for services                          -          26,500

                     PRE-PAID SOLUTIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For the year ended June 30, 1999 and the period
            August 7, 1997 (date of inception) through June 30, 1998

10.  RELATED PARTY TRANSACTIONS

     Under the terms of a sublease and an administrative services agreement, the Company provides office space and various administrative services to a company related by common ownership. The total value of these transactions during the period ended June 30, 1999 was $14,649. It is believed that the values approximate those that would have been obtained in arms-length transactions.

11.  SUBSEQUENT EVENTS

     Subsequent to the end of the its fiscal year, the Company raised $4,610,000 in three subscription agreements for common stock. The first transaction, which closed in September and November 1999, involved 1,000,000 shares sold at $1.00 per share. Each share includes a warrant to purchase one additional share of common stock at $1.50 expiring September 29, 2004. The second transaction, which closed in September 1999, involved 100,000 shares sold at $1.00. The third transaction, which closed on April 4, 2000, involved 2,489,876 shares sold at $1.41. The shares included warrants to purchase 1,244,997 shares at $7.89 expiring on April 4, 2003.

     On April 4, 2000, the Company agreed to be acquired by Pre-Cell Solutions, Inc. in a stock-for-sale transaction.